Exhibit 99.B.11

                                         Opinion and Consent of Auditors


                                          Independent Auditor's Consent


To the Board of Trustees and Shareholders
Capital Management Equity Fund

We consent to the use of our report dated December 21, 1995 included in the registration statement on Form N-1A of the Capital Management Equity Fund, a series of the Capital Management Investment Trust, and to the reference to our firm under the heading "Financial Highlights" in the prospectus.


KPMG Peat Marwick LLP


Richmond, Virginia
March 25, 1996